UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On December 10, 2014, Alliance Data completed the acquisition of Conversant, Inc. ("Conversant") pursuant to the terms of the agreement and plan of merger, dated as of September 11, 2014, for a total consideration of $2.3 billion.  Alliance Data paid approximately $991.5 million in cash and issued approximately 4.6 million shares of Alliance Data common stock to former stockholders of Conversant. Alliance Data paid holders of Conversant common stock consideration valued at $35.00 per share, subject to the terms and conditions of the merger agreement, based upon the closing price of Alliance Data common stock.  The closing price of Alliance Data common stock was calculated using the volume weighted average price per share of Alliance Data common stock on the New York Stock Exchange, or the NYSE, for the consecutive period of fifteen trading days ending on December 8, 2014, which we refer to as the Parent Closing Trading Price.  Each outstanding share of Conversant common stock was exchanged for consideration consisting of (i) 0.07037 shares of Alliance Data common stock and (ii) an amount in cash such that the total consideration per share equals $35.00. The calculation of estimated consideration is as follows:

(In thousands, except per share data)
Number of Conversant shares eligible for merger consideration	65,491
Consideration per share	$35.00
Total estimated consideration	$2,292,197

Number of Conversant shares eligible for merger consideration	65,491
Per Share Cash Consideration	$15.14
Estimated cash consideration	$991,521

Number of Conversant shares eligible for merger consideration	65,491
Fixed exchange ratio per share	0.070370
Total estimated Alliance Data shares issued	4,609
Parent Closing Trading Price	$282.23
Estimated equity consideration	$1,300,676

In December 2014, Alliance Data amended its 2013 credit facility, increasing the term loans issued by $1.4 billion and extending the maturity from July 2018 to December 2019.  The net proceeds from this amendment were used to repay a portion of the outstanding indebtedness under our revolving credit facility and to fund the cash consideration in the merger.
The unaudited pro forma condensed combined balance sheet gives effect to the merger and the credit facility amendment, as if both had occurred as of September 30, 2014, while the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2014 and the year ended December 31, 2013 give effect to the merger as if it occurred on January 1, 2013.
The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of Alliance Data and Conversant. These unaudited pro forma condensed combined financial statements do not give effect to anticipated synergies, integration costs or nonrecurring transaction costs which result directly from the merger. Further, because the tax rate used for these pro forma financial statements is an estimated statutory tax rate, it will likely vary from the actual effective rate in periods subsequent to completion of the transaction, and no adjustment has been made to the unaudited pro forma condensed combined financial information as it relates to limitations on the ability to utilize deferred tax assets, such as those related to net operating losses and tax credit carryforwards, as a result of the transaction.
The following unaudited pro forma condensed combined financial statements give effect to the merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Topic 805, Business Combinations ("ASC 805"), with Alliance Data treated as the acquirer. As of the date of this filing, Alliance Data has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the Conversant assets to be acquired and the liabilities to be assumed and the related allocation of purchase price, nor has it identified all adjustments necessary to conform Conversant's accounting policies to Alliance Data's accounting policies. Accordingly, the accompanying purchase price allocation is preliminary and is subject to further adjustments. Differences between these preliminary estimates and the final purchase price allocation amounts will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the merger been completed on the assumed date or for the periods presented, or which may be realized in the future. A final determination of the fair value of Conversant's assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Conversant that existed as of December 10, 2014.

Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2014
	Alliance Data	Conversant		Amendment to Credit Facility		Acquisition Pro Forma Adjustments		Pro Forma Combined
	(In thousands)
Cash and cash equivalents	$634,824	$66,051		$1,206,317	(c)	$(1,046,521)	(j)	$860,671
Trade receivables, net	455,064	132,838		—		—		587,902
Credit card and loan receivables
Credit card receivables – restricted for securitization investors	7,214,380	—		—		—		7,214,380
Other credit card and loan receivables	2,080,465	—		—		—		2,080,465
Total credit card and loan receivables	9,294,845	—		—		—		9,294,845
Allowance for loan loss	(511,354)	—		—		—		(511,354)
Credit card and loan receivables, net	8,783,491	—		—		—		8,783,491
Loan receivables held for sale	70,588	—		—		—		70,588
Deferred tax asset, net	200,094	6,056		—		—		206,150
Other current assets	728,327	35,251	(a)	—		(1,909)	(d)	761,669
Redemption settlement assets, restricted	529,037	—		—		—		529,037
Total current assets	11,401,425	240,196		1,206,317		(1,048,430)		11,799,508
Property and equipment, net	337,717	27,421		—		—		365,138
Deferred tax asset, net	2,609	331		—		—		2,940
Cash collateral, restricted	36,576	—		—		—		36,576
Intangible assets, net	752,614	39,586		—		898,514	(e)	1,690,714
Goodwill	2,245,782	402,254		—		1,268,518	(f)	3,916,554
Other non-current assets	416,552	2,027		23,683	(c)	—		442,262
Total assets	$15,193,275	$711,815		$1,230,000		$1,118,602		$18,253,692

Accounts payable	318,798	108,015		—		—		426,813
Accrued expenses	553,873	—		—		24,250	(g)	578,123
Deposits	2,066,815	—		—		—		2,066,815
Non-recourse borrowings of consolidated securitization entities	1,268,750	—		—		—		1,268,750
Current debt	78,537	—		—		—		78,537
Other current liabilities	210,053	6,691		—		(1,354)	(h)	215,390
Deferred revenue	873,332	—		—		—		873,332
Deferred tax liability, net	19	—		—		—		19
Total current liabilities	5,370,177	114,706		—		22,896		5,507,779
Deferred revenue	164,835	—		—		—		164,835
Deferred tax liability, net	362,236	4,818		—		362,107	(i)	729,161
Deposits	1,660,990	—		—		—		1,660,990
Non-recourse borrowings of consolidated securitization entities	3,183,166	—		—		—		3,183,166
Long-term and other debt	2,878,498	55,000		1,230,000	(c)	(55,000)	(j)	4,108,498
Other liabilities	175,279	32,714	(b)	—		—		207,993
Total liabilities	13,795,181	207,238		1,230,000		330,003		15,562,422

Commitments and contingencies
Redeemable non-controlling interest	317,423	—		—		—		317,423
				—
Stockholders' equity	1,080,671	504,577		—		788,599	(k)	2,373,847
Total stockholders' equity	1,080,671	504,577		—		788,599		2,373,847

Total liabilities and stockholders' equity	$15,193,275	$711,815		$1,230,000		$1,118,602		$18,253,692

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statements of Income
Nine Months Ended September 30, 2014
	Historical	Conversant		Reclassifications		Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Revenues
Transaction	$251,390	$—		$—		$—		$251,390
Redemption	744,658	—		—		—		744,658
Finance charges, net	1,672,339	—		—		—		1,672,339
Database marketing fees and direct marketing services	1,021,813	421,606		—		—		1,443,419
Other revenue	126,991	—		—		—		126,991
Total revenue	3,817,191	421,606		—		—		4,238,797

Operating Expenses
Cost of operations (exclusive of depreciation and amortization disclosed separately below)	2,323,210	270,588	(l)	(13,330)	(m)	—		2,580,468
Provision for loan loss	281,811	—		—		—		281,811
General and administrative	101,498	57,124		(3,474)	(m)	—		155,148
Depreciation and other amortization	79,555	—		9,539	(m)	—		89,094
Amortization of purchased intangibles	145,144	11,750		7,265	(m)	106,730	(n)	270,889
Total operating expenses	2,931,218	339,462		—		106,730		3,377,410
Operating income	885,973	82,144		—		(106,730)		861,387
Securitization funding costs	67,974	—		—		—		67,974
Interest expense on deposits	25,526	—		—		—		25,526
Interest expense on long-term and other debt, net	98,643	(1,399)		—		19,135	(o)	116,379
Total interest expense	192,143	(1,399)		—		19,135		209,879
Income before income tax	693,830	83,543		—		(125,865)		651,508
Provision for income taxes	253,946	36,584		—		(48,584)	(p)	241,946
Income from continuing operations	$439,884	$46,959		$—		$(77,281)		$409,562
Less: Income from continuing operations attributable to non-controlling interest	803	—		—		—		803
Income from continuing operations attributable to common stockholders	$439,081	$46,959		$—		$(77,281)		$408,759

Income from continuing operations attributable to common stockholders per share:
Basic	$7.98	$0.71						$6.86
Diluted	$6.98	$0.70						$6.06

Weighted average shares:
Basic	54,998	65,691				4,609	(q)	59,607
Diluted	62,887	67,160				4,609	(q)	67,496
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statements of Income
Year Ended December 31, 2013
	Historical	Conversant		Reclassifications		Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Revenues
Transaction	$329,027	$—		$—		$—		$329,027
Redemption	587,187	—		—		—		587,187
Finance charges, net	1,956,654	—		—		—		1,956,654
Database marketing fees and direct marketing services	1,289,356	573,121		—		—		1,862,477
Other revenue	156,839	—		—		—		156,839
Total revenue	4,319,063	573,121		—		—		4,892,184

Operating Expenses
Cost of operations (exclusive of depreciation and amortization disclosed separately below)	2,549,159	326,988	(1)	(15,870)	(m)	—		2,860,277
Provision for loan loss	345,758	—		—		—		345,758
General and administrative	109,115	63,143		(4,336)	(m)	—		167,922
Depreciation and other amortization	84,291	—		12,263	(m)	—		96,554
Amortization of purchased intangibles	131,828	15,208		7,943	(m)	144,509	(n)	299,488
Total operating expenses	3,220,151	405,339		—		144,509		3,769,999
Operating income	1,098,912	167,782		—		(144,509)		1,122,185
Securitization funding costs	95,326	—		—		—		95,326
Interest expense on deposits	29,111	—		—		—		29,111
Interest expense on long-term and other debt, net	181,063	25,180		—		25,509	(o)	231,752
Total interest expense	305,500	25,180		—		25,509		356,189
Income before income tax	793,412	142,602		—		(170,018)		765,996
Provision for income taxes	297,242	52,160		—		(65,627)	(p)	283,775
Income from continuing operations	$496,170	$90,442		$—		$(104,391)		$482,221
Less: Income from continuing operations attributable to non-controlling interest	—	—		—		—		—
Income from continuing operations attributable to common stockholders	$496,170	$90,442		$—		$(104,391)		$482,221

Income from continuing operations attributable to common stockholders per share:
Basic	$10.09	$1.25						$8.96
Diluted	$7.42	$1.22						$6.75

Weighted average shares:
Basic	49,190	72,376				4,609	(q)	53,799
Diluted	66,866	74,122				4,609	(q)	71,475

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.            Basis of Presentation and Accounting Policies
The merger is reflected in the unaudited pro forma condensed combined financial statements under the acquisition method in accordance with ASC 805, Business Combinations, with Alliance Data treated as the acquirer. Under the acquisition method, the preliminary estimated purchase price allocation is calculated as described in Note 2. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates, and these estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. The final amounts recorded for the merger may differ materially from the information presented herein.

The unaudited pro forma condensed combined financial statements were prepared in accordance with GAAP and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the merger and adjustments described in these Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on September 30, 2014; and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2014 and the year ended December 31, 2013 are presented as if the merger had occurred on January 1, 2013.

Certain reclassifications have been made relative to Conversant's historical financial statements to conform to the financial statement presentation of Alliance Data. Such reclassifications are described in further detail in these Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

2.            Preliminary Purchase Price Allocation
The merger with Conversant will be accounted for in accordance with the acquisition method of accounting. The following preliminary purchase price allocation is based on Alliance Data's preliminary estimates and is allocated among Conversant's tangible and intangible assets and liabilities based on their estimated fair value as of September 30, 2014. The final determination of the purchase price allocation will be based on the fair value of such assets and liabilities as of December 10, 2014. Final determination of the purchase price allocation may be significantly different from the preliminary estimates used in these unaudited pro forma condensed combined financial statements.

Based on the Parent Closing Trading Price, the consideration paid was approximately $2.3 billion. Based upon a preliminary valuation, the total purchase price was allocated to Conversant's assets and liabilities as follows:

As of September 30, 2014
(In thousands)
Current assets	$183,287
Deferred tax asset	331
Property and equipment	27,421
Other non-current assets	2,027
Intangible assets	938,100
Goodwill	1,670,772
Total assets acquired	2,821,938

Current liabilities	130,102
Deferred tax liability	366,925
Other non-current liabilities	32,714
Total liabilities assumed	529,741

Net assets acquired	$2,292,197

3.            Pro Forma Adjustments
(a) Included in other current assets are prepaid expenses and other current assets and income taxes receivable, as detailed in Conversant's condensed consolidated balance sheet as of September 30, 2014. Amounts were reclassified to conform to current presentation.

(In thousands)

Prepaid expenses and other current assets	$9,023
Income taxes receivable	26,228
Total other current assets	$35,251

(b) Included in other liabilities, are income taxes payable, less current portion and other non-current liabilities, as detailed in Conversant's condensed consolidated balance sheet as of September 30, 2014. Amounts were reclassified to conform to current presentation.

(In thousands)

Income taxes payable, less current portion	$23,342
Other non-current liabilities	9,372
Total other liabilities	$32,714

(c) In December 2014, Alliance Data amended its 2013 credit facility, increasing the term loans issued by $1.4 billion and extending the maturity from July 2018 to December 2019.  The net proceeds from this amendment were used to repay a portion of the outstanding indebtedness under our revolving credit facility and to fund the cash consideration in the merger. The pro forma adjustments to long-term and other debt, other assets, and cash and cash equivalents are as follows:

(In thousands)

Issuance of term notes under the credit facility	$1,400,000
Repayments on Alliance Data's 2013 revolving credit facility	(170,000)
Net increase to long-term and other debt	1,230,000

Debt issuance costs, included in other assets	23,683

Net proceeds and pro forma adjustment to cash and cash equivalents	$1,206,317

 (d) Reflects the pro forma adjustment to other current assets for the write-off of the debt issuance costs associated with Conversant's credit facility which was terminated on or before the closing date in accordance with the terms of the merger agreement.

(e) Reflects the components of the preliminary estimates of the fair value of intangible assets acquired by Alliance Data upon closing of the merger as follows:
	Estimated Average Useful Lives (in years)	Estimated Fair Value	Historical Conversant	Pro Forma Adjustments

Customer relationships	7	$544,000	$25,749	$518,251
Developed technologies	5	182,500	13,008	169,492
Publisher network	5	140,200	—	140,200
Database	3	63,600	—	63,600
Trade name	2	4,200	269	3,931
Favorable lease	5	3,600	—	3,600
Non-compete covenants	—	—	560	(560)
Pro forma adjustment to intangible assets		$938,100	$39,586	$898,514

(f) Reflects the preliminary pro forma adjustment to goodwill, calculated as follows:

(In thousands)

Preliminary purchase price	$2,292,197
Less: Fair value of net assets acquired	621,425
Total estimated goodwill	1,670,772
Less: Conversant historical goodwill	402,254
Pro forma adjustment to goodwill	$1,268,518

The goodwill to be recognized is attributable to expected synergies and the assembled workforce. In addition, the combination of Alliance Data and Conversant provides scale in display, mobile, video, and social digital channels, and adds important capabilities to Alliance Data's digital messaging platform, Agility Harmony™. The addition of Conversant's Common ID, which is able to recognize individuals across devices (desktop, tablet, mobile), as well as the ability to insource all digital capabilities, enhances Agility Harmony. Conversant's data is also expected to enrich Alliance Data's existing offline and online data set, allowing for more effective targeted marketing programs. The goodwill resulting from the acquisition is not expected to be deductible for tax purposes.

(g) Reflects the pro forma adjustments to accrued expenses as follows (in thousands):
	Estimated Transaction Costs	Incurred for the Nine Months Ended September 30, 2014	Pro Forma Adjustments
	(in thousands)
Transaction costs expected to be incurred by Conversant	$23,300	$6,550	$16,750
Transaction costs expected to be incurred by Alliance Data	11,000	3,500	7,500
Pro forma adjustment to intangible assets	$34,300	$10,050	$24,250

Of the combined $34.3 million in estimated transaction costs, $29.8 million relates to investment banker fees and advisory fees as specified in the relevant agreements. The remaining $4.5 million in estimated transaction costs primarily relates to professional fees associated with the merger, including legal, accounting, tax, regulatory filing and printing fees to be paid to third parties based on each party's best estimate.

(h) Reflects the adjustment of Conversant's deferred revenue to fair value as follows:
	Estimated Fair Value	Historical Conversant	Pro Forma Adjustment
	(In thousands)

Deferred revenue	$—	$1,354	$(1,354)

(i) Reflects the estimated impact on deferred taxes resulting from pro forma purchase accounting adjustments at an estimated blended rate of 38.6%. We expect changes to our deferred tax positions, including valuation allowance requirements based on costs associated with the transactions, and the finalization of the purchase price allocation.

(j) Reflects pro forma adjustments to cash and cash equivalents and long-term debt and other, as follows:
	(In thousands)
Payment of merger cash consideration	$(991,521)	(1)
Repayment of Conversant's line of credit	(55,000)	(2)
Pro forma adjustment to cash and cash equivalents	$(1,046,521)

(1)	Cash consideration per the terms of the merger agreement was determined as follows:
	(In thousands, except per share amounts)

Number of Conversant common shares eligible for merger consideration	65,491
Per share cash consideration	$15.14
Total merger cash consideration	991,521

Pro forma adjustment to long-term debt and other	$(55,000)	(2)

(2)	Under the terms of the merger agreement, on or before the closing date, Conversant's outstanding obligations under its line of credit were repaid and its total revolving loan commitment was canceled.

(k) Represents the elimination of historical stockholders' equity for Conversant and Alliance Data shares issued for consideration.

(In thousands, except per share amounts)

Parent Closing Trading Price	$282.23
Fixed exchange ratio	0.070370
Implied exchange ratio value	$19.86
Number of Conversant common shares eligible for merger consideration	65,491

Pro forma stockholders' equity	$1,300,676

Less: historical Conversant stockholders' equity	$504,577
Less: transaction costs expected to be incurred by Alliance Data	7,500
Pro forma adjustment to stockholders' equity	$788,599

(l) Cost of operations for Conversant includes cost of revenue, sales and marketing, and technology as included in their consolidated statements of income. A reconciliation is as follows:

	Nine months Ended September 30, 2014	Year Ended December 31, 2013
	(In thousands)
Cost of revenue	$142,448	$183,282
Sales and marketing	77,421	88,104
Technology	50,719	55,602
Conversant cost of operations	$270,588	$326,988

(m) Represents the reclassification of amortization of acquired developed technologies and websites and depreciation and amortization from cost of revenue and general and administrative to amortization of purchased intangibles and depreciation and amortization to conform to Alliance Data's presentation.

	Nine months Ended September 30, 2014	Year Ended December 31, 2013
	(In thousands)
Amortization of acquired developed technology – cost of revenue	$7,265	$7,943

Depreciation and amortization – cost of revenue	6,065	7,927
Depreciation and amortization – general and administrative	3,474	4,336
Pro forma adjustment to depreciation and amortization	$9,539	$12,263

(n) Reflects pro forma adjustments to amortization of purchased intangibles utilizing the preliminary estimates of the fair value and estimated weighted average lives on a straight line basis as described in note (e) to the unaudited pro forma condensed combined financial statements.
	Nine months Ended September 30, 2014	Year Ended December 31, 2013
	(In thousands)
Pro forma amortization of purchased intangibles	$125,745	$167,660
Less: Conversant historical amortization of purchased intangibles	19,015	23,151
Pro forma adjustment to depreciation and amortization	$106,730	$144,509

(o) Reflects pro forma interest expense resulting from the additional borrowings associated with the amendment  to Alliance Data's 2013 credit facility:
	Nine months Ended September 30, 2014	Year Ended December 31, 2013
	(In thousands)
Credit facility(1)	$17,816	$23,819
Amortization of debt issuance costs(2)	3,552	4,737
	21,368	28,556
Less: historical interest on Conversant's line of credit(3)	2,233	3,047
Pro forma adjustment to interest expense	$19,135	$25,509

(1)	Reflects an assumed interest rate of LIBOR plus an applicable margin, or 1.91%, on Alliance Data's credit facility.
(2)	Reflects amortization of debt issuance costs that are amortized over the remaining term of the 2013 credit facility, which is 5 years.
(3)
Represents interest on the Conversant line of credit which is to be cancelled on or before the closing date in accordance with the terms of the merger agreement and the associated amortization of debt issuance costs.

A 1/8% change of the assumed interest rate of the variable interest debt would result in a change of interest expense of $1.2 million and $1.6 million for the nine months ended September 30, 2014 and the year ended December 31, 2013.

(p) Represents the estimated tax effect of the pro forma adjustments at a blended statutory rate of 38.6%.

(q) Represents the estimated number of share of Alliance Data common stock issued in connection with the merger.
Number of Conversant shares eligible for merger consideration	65,491
Fixed exchange ratio per share	0.070370
Total estimated Alliance Data shares issued	4,609